Exhibit 99.2

1Q17 Earnings April 27, 2017 Presentation Presented by: Anthony G. Petrello Chairman, President, & Chief Executive Officer William J. Restrepo Chief Financial Officer

Forward-Looking Statements We often discuss expectations regarding our markets, demand for our products and services, and our future performance in our annual and quarterly reports, press releases, and other written and oral statements. Such statements, including statements in this document that relate to matters that are not historical facts, are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the U.S. Securities Exchange Act of 1934. These “forward-looking statements” are based on our analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events and actual results could turn out to be significantly different from our expectations. Factors to consider when evaluating these forward-looking statements include, but are not limited to: • • • • • fluctuations and volatility in worldwide prices of and demand for natural gas and oil; fluctuations in levels of natural gas and oil exploration and development activities; fluctuations in the demand for our services; competitive and technological changes and other developments in the oil and gas and oilfield services industries; our ability to complete, and realize the expected benefits of, strategic transactions, including our recently announced joint venture in Saudi Arabia; the existence of operating risks inherent in the oil and gas and oilfield services industries; the possibility of changes in tax laws and other laws and regulations; the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business; and general economic conditions, including the capital and credit markets. • • • • Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, sustained lower oil or natural gas prices that have a material impact on exploration, development or production activities could also materially affect our financial position, results of operations and cash flows. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. For a discussion of these factors and other risks and uncertainties, please refer to our filings with the Securities and Exchange Commission ("SEC"), including those contained in our Annual Reports of Form 10-K and Quarterly Reports on Form 10-Q, which are available at the SEC's website at www.sec.gov. 2

Non-GAAP Financial Measures This presentation refers to certain “non-GAAP” financial measures, such as adjusted EBITDA, adjusted operating income (loss) and net debt. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes and net debt to total debt, which are their nearest comparable GAAP financial measures, is provided in the Appendix at the end of this presentation. 3

Recent Company Highlights • Deployment of 18 rigs in 1Q17 in the PACE®-M800s), finishing the quarter lower 48 (including two new at 90 rigs on revenue 48 with all X and M800s fully utilized Currently operating 93 rigs in the lower • Still on track to have 100 SmartRigTM units by the end of the year • • Resumed operations in Mexico with two platform rigs while deploying incremental rigs in Kazakhstan, Kuwait, and Colombia Canada operations exceeded expectations in both margin and rig count • • NDS penetration continues to rise in all lines Directional drilling penetration increased to 23 current jobs; 85% utilization rate • • Offering of $575m 0.75% senior unsecured convertible notes due 2024 closed January 2017 with a 40% conversion premium ($25.16) and a 75% capped call ($31.45) 4

Financial Overview '1111NABORS 5

Financial Summary ($000 except EPS) 1Q16 2Q16 3Q16 4Q16 1Q17 $538,948 $562,550 Operating Revenues $597,571 $571,591 $519,729 Adjusted EBITDA 162,052 165,508 148,739 146,021 99,740 Adjusted Operating Income (53,766) (53,405) (71,974) (70,166) (103,932) GAAP Diluted EPS(1) (1.41)(2) (0.65)(3) (1.17)(4) (0.35) (0.52) (1) Diluted Earnings (Losses) Per Share from continuing operations (2) Includes impairments of $1.12 per share related to our holdings in C&J Energy Services, Ltd. (3) Includes impairments of $0.39 per share related to our holdings in C&J Energy Services, Ltd. and other assets (4) Includes impairments of $0.87 per share related to the impairment of certain assets and other charges 6

Debt and Liquidity As of March 31, 2017 Liquidity (at March 31, 2017) • Cash & Available Capacity:$2,479 1. Capitalization defined as Net Debt plus Shareholders’ Equity 2. Coverage defined as TTM Adjusted EBITDA / TTM Interest Expense 3. Leverage defined as Total Debt / TTM Adjusted EBITDA Note: Subtotals may not foot due to rounding 7 High 3/31/2012 4Q154Q161Q17 9/30/201612/31/20163/31/2017 Change 1Q17 from 4Q16 ($MM's) Total Debt Cash and ST Investments Net Debt Shareholder’s Equity Net Debt to Capitalization(1) Coverage(2) Leverage(3) $4,750 494 $3,662$3,579$3,662 275295229 $83 (67) $4,256 5,811 42% 7.8x 2.5x $3,387$3,283$3,433 4,2833,2473,178 44%50%52% 6.2x3.4x2.9x 3.2x5.8x6.5x $150 (69) 2% (0.5x) 0.8x

Drilling and Rig Services '1111NABORS 8

The iRig®

Ultimate Land Drilling Technology & Capabilities



Rigs

PAD-OPTIMAL RIGS	*OTHER NBR RIGS*
PACE®-X800, PACE®-M800, PACE®-M1000, PACE®-X700	PACE®-M550, International Rigs

+

Software/ Services

RIGTELLIGENT™ INTEGRATED OPERATING SYSTEM

RIGWATCH®, ROCKit®, REVit®, Drillsmart®, RECIPE TO DRILL™, NDS-Ready™

=

SmartRig™ Unit

+

Tech

The iRacker™ System,
Full Automation and Closed Loop System

=

The iRig® Unit

9 NABORS

1Q17 Rig Utilization & Availability Rigs Working Utilization (1) As of 03/31/17 Note: Subtotals may not foot due to rounding 10 U.S. Lower 48 AC ≥ 1500HP ACOthers SCR Rigs Rig Fleet(1) 1Q17 AverageAverage 108 73 23 7065% 1014% 312% U.S. Lower 48 Total U.S. Offshore Alaska Canada International 205 17 16 47 161 8340% 318% 319% 2247% 9056% Subtotal Pace®-X Construction Pace®-R Construction Pace®-M1000 Construction 446 3 1 4 20145% Total Fleet 454

Lower 48 Rig Utilization by Type As of March 31, 2017 Rigs 11 Walking Skidding Pad Capable Not Pad Capable Total Active Total Util. 57% 100% 100% 100% 43% 17% 0% 8% 0% Active Total Util. 32% 0% 0% 50% 0% 50% 17% 0% 60% Active Total Total 53% 100% 100% 80% 43% 24% 10% 6% 38% Active Total Util. 21% 0% 0% 100% 100% 11% 25% 0% 0% Active Total Util. 48% 100% 100% 82% 45% 20% 17% 6% 13% AC 74130 722 81152 629 87181 PACE®-X PACE®-M800 PACE®-S PACE®-B PACE®-M550 PACE®-F Other AC Rigs 4444 66 66 1228 530 04 112 00 00 24 00 48 16 04 4444 66 810 1228 938 110 116 00 00 11 11 218 28 01 4444 66 911 1329 1156 318 117 Legacy 03 35 38 016 324 Total 74133 56% 1027 37% 84160 53% 645 13% 90205 44%

Nabors Working Rigs As of March 31, 2017 12 Total = 204 Mexico2 PNG1 Italy1 Russia1 Algeria3 Ecuador2 Kuwait2 India2 Colombia8 Venezuela5 Oman4 Kazakhstan4 US96 Saudi Arabia41 Canada17 Argentina15

Saudi Arabia Joint Venture Expecting Robust Growth in Rigs and Well Count(1) ~100% Increase * Manifa Field - Saudi Arabia (1) Saudi Aramco In-Kingdom Total Value Add presentation 13 “Our ability to increase supplies of natural gas to reduce the Kingdom’s reliance on liquid fuel for electricity generation and to power seawater desalination plants is vital for the country’s continued prosperity.” “To meet this challenge, we plan to nearly double our supply of gas over the coming decade to more than 20 billion standard cubic feet per day, taking clean gas to more than 70% of our utilities fuel mix” - Saudi Aramco Website Future Drilling Well Count(1)

Appendix '1111NABORS 14

Rig Margins & Activity Working (1) Margin = gross margin per rig per day for the period. Gross margin is computed by subtracting direct costs from operating revenues for the period. 15 Drilling 2Q16 3Q16 4Q16 1Q17 Margin(1) Avg. Rigs Working Margin(1) Avg. Rigs Working Margin(1) Avg. Rigs Working Margin(1) Avg. Rigs U.S. Drilling Canada International $12,27453.7 5,4844.2 18,172101.2 $8,48057.3 1,9128.8 18,38797.4 $8,46472.1 3,35213.3 16,95391.9 $4,48488.8 3,98522.0 15,43489.8

Reconciliation of Adjusted EBITDA to Income (Loss) from Cont. Operations Before Income Taxes



Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted operating income (loss) is computed similarly, but also subtracts depreciation and amortization expenses from operating revenues. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated Company based on several criteria, including adjusted EBITDA, adjusted operating income (loss), because it believes that these financial measures accurately reflect our ongoing profitability and performance. In addition, securities analysts and investors use these measures as some of the metrics on which they analyze the company's performance. Other companies in our industry may compute these measures differently. A reconciliation of adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes which are their nearest comparable GAAP financial measures, is provided in the table below.

	Three Months Ended		
	March 31,		**December 31,**
(In Thousands)	**2017**	**2016**	**2016**
Adjusted EBITDA	$99,740	$162,052	$146,021
Depreciation and Amortization	(203,672)	(215,818)	(216,187)
Adjusted Operating Income (loss)	(103,932)	(53,766)	(70,166)
Earnings (losses) from unconsolidated affiliates	2	(167,151)	4
Investment Income (loss)	721	343	260
Interest Expense	(56,518)	(45,730)	(47,557)
Other, net	(13,510)	(182,404)	(275,270)
Income (loss) from continuing operations before income taxes	**($173,237)**	**($448,708)**	**($392,729)**

16

NABORS

Reconciliation of Net Debt to Total Debt Net debt is computed by subtracting the sum of cash and short-term investments from total debt. This non-GAAP measure has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated Company based on several criteria, including net debt, because it believes that this financial measure accurately measures our liquidity. In addition, securities analysts and investors use this measure as one of the metrics on which they analyze the company’s performance. Other companies in our industry may compute this measure differently. nearest comparable GAAP financial measure, is provided in the table below. A reconciliation of net debt to total debt, which is its 2017 17 Net Debt $3,577,341$3,385,107$3,801,861$3,387,119$3,283,430$3,433,383 Cash & Cash Equivalents $524,922$389,915$501,149$254,530$264,093$200,688 ST Investments 253,282117,21835,02020,05931,10927,907 (In Thousands) 20122013201420152016March 31, Long-Term Debt $4,355,181$3,882,055$4,331,840$3,655,200$3,578,335$3,661,665 Current Debt 36410,1856,1906,508297313 Total Debt $4,355,545$3,892,240$4,338,030$3,661,708$3,578,632$3,661,978